Exhibit 10.1
THIRD AMENDMENT TO CREDIT AGREEMENT
This THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of May 15, 2024 (this “Amendment”), is entered into by and among OPEN TEXT CORPORATION, a corporation amalgamated under the laws of Canada, as borrower (the “Borrower” or “Open Text”), each Guarantor (as defined in the Credit Agreement referred to below), each Lender party hereto (as defined in the Credit Agreement referred to below), and BARCLAYS BANK PLC, in its capacities as administrative agent and collateral agent under the Credit Agreement referred to below (the “Agent”).
Reference is hereby made to that certain Credit Agreement, dated as of August 25, 2022 (as amended by the First Amendment to Credit Agreement dated as of December 1, 2022 and the Second Amendment to Credit Agreement dated as of August 14, 2023, the “Existing Credit Agreement”, and the Existing Credit Agreement (including the schedules thereto), as amended by this Amendment, the “Credit Agreement”; capitalized terms used but not defined herein have the meanings assigned thereto in the Credit Agreement), among the Borrower, the Guarantors and Lenders party thereto from time to time, and the Agent. Pursuant to Section 16.01 of the Existing Credit Agreement, each Loan Party, each Lender and the Agent have agreed to the amendments to the Existing Credit Agreement set forth in ARTICLE I below.
With respect to the 2024 Replacement Term Loan Commitments (as defined below), Barclays Bank PLC, BofA Securities, Inc., BMO Capital Markets Corp., CIBC World Markets Corp., Citibank, N.A., ICICI Bank Canada, JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., National Bank of Canada Financial Inc., PNC Capital Markets LLC and RBC Capital Markets, LLC (or any of their respective affiliates designated to act in such capacity) will act as the joint lead arrangers and joint bookrunners (in such capacities, the “2024 Refinancing Arrangers”).
Accordingly, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMENDMENTS TO THE EXISTING CREDIT AGREEMENT
SECTION 1.01    Amendments. The Loan Parties, the Lenders party hereto (or party to a 2024 Replacement Term Loan Consent) and the Agent agree that:
(a)    the Existing Credit Agreement shall be amended on the Amendment Date to:
(i)    add after the words “August 14, 2023” on the cover page the words “, and as amended on May 15, 2024”;
(ii)    replace “and as amended by the Second Amendment” in the first paragraph before the recitals to the Existing Credit Agreement the words “, the Second Amendment and as amended by the Third Amendment”;
(iii)    add the following defined terms in alphabetical order in Section 1.01:
““2024 Additional Replacement Term Lender” means a Person with a 2024 Additional Replacement Term Loan Commitment on the Third Amendment Effective Date. For the avoidance of doubt, an Existing Lender immediately prior to the Third Amendment Effective Date may also be a 2024 Additional Replacement Term Lender.

“2024 Additional Replacement Term Loan” means a Term Loan that is made pursuant to Section 2.01(a) of the Third Amendment.

“2024 Additional Replacement Term Loan Commitment” means, with respect to each 2024 Additional Replacement Term Lender, the commitment of such 2024 Additional Replacement Term Lender to make 2024 Additional Replacement Term Loans to the Borrower on the Third Amendment Effective Date. The amount of each Lender's 2024 Additional Replacement Term Loan Commitment as of the Third Amendment Effective Date is set forth on Annex II to the Third Amendment.
“2024 Cashless Settlement Option Lender” means each Lender in respect of the Existing Term Loans that executed and delivered a 2024 Replacement Term Loan Consent pursuant to which it selected the “Cashless Settlement Option” on or prior to the Third Amendment Effective Date.
“2024 Post-Closing Option Lender” means each Lender in respect of the Existing Term Loans that executed and delivered a 2024 Replacement Term Loan Consent pursuant to which it selected the “Post-Closing Settlement Option” on or prior to the Third Amendment Effective Date.
“2024 Refinancing Arrangers” has the meaning assigned to such term in the recitals to the Third Amendment.
“2024 Replacement Term Loan Commitments” means, collectively, (i) the 2023 Replacement Term Loan Exchange Commitments and (ii) the 2023 Additional Replacement Term Loan Commitments.
“2024 Replacement Term Loan Consent” means a consent to the Third Amendment substantially in the form of Annex III attached thereto.
“2024 Replacement Term Loan Exchange Commitment” means the agreement of a 2024 Cashless Settlement Option Lender to exchange its Existing Term Loans for an equal aggregate principal amount of 2024 Replacement Term Loans on the Third Amendment Effective Date (or such lesser amount as allocated to such 2024 Cashless Settlement Option by the 2024 Refinancing Arranger on or prior to the Third Amendment Effective Date).
“2024 Replacement Term Lender” means, collectively, (i) each 2024 Cashless Settlement Option Lender and (ii) each 2024 Additional Replacement Term Lender.
“2024 Replacement Term Loans” means, collectively, (i) each Term Loan received in exchange for an Existing Term Loan that is held by a 2024 Cashless Settlement Option Lender and (ii) each 2024 Additional Replacement Term Loan.

“2024 Replacement Term Loan Exchange Lender” means a Person with a 2024 Replacement Term Loan Exchange Commitment on the Third Amendment Effective Date.
“2024 Replacement Term Loan Non-Exchanging Lender” means each Existing Term Lender that (i) did not execute and deliver a 2024 Replacement Term Loan Consent on or prior to the Third Amendment Effective Date or (ii) is a 2024 Post-Closing Option Lender.
“Existing Term Lender” means a Lender with Existing Term Loans outstanding immediately prior to the Third Amendment Effective Date.
“Existing Term Loans” means Term Loans outstanding under the Credit Agreement immediately prior to the Third Amendment Effective Date.
“Third Amendment” means that certain Third Amendment to Credit Agreement, dated as of May 15, 2024, among each Loan Party, the Administrative Agent, the Collateral Agent and each Lender.
“Third Amendment Effective Date” shall mean May 15, 2024.”;
(iv)    amend the definitions of “Commitment”, “Term Loan Facility” and “Term Loans” in Section 1.01 of the Existing Credit Agreement by deleting such definitions and replacing such definitions with the following:
““Commitment” means, in respect of the Term Loan Facility as of the Third Amendment Effective Date, U.S. $2,230,187,500.00. Each Lender's Commitment as of the Third Amendment Effective Date is the amount of such Lender's 2024 Replacement Term Loan Commitment.
“Term Loan Facility” means the term loan facility made available to the Borrower in accordance with ARTICLE II of the Third Amendment.
“Term Loans” means the Term Loan Advances made by the Term Loan Lenders to the Borrower pursuant to ARTICLE II of the Third Amendment.”.
(v)    delete the following defined terms in Section 1.01: “Adjusted Daily Simple SOFR”, “Adjusted Term SOFR”, “Deposit Account Control Agreement,” Pledged Account Bank”, “Pledged Deposit Account” and “SOFR Adjustment”;
(vi)    delete the word “Adjusted” from the following defined terms in Section 1.01: “Base Rate”, “Benchmark”, “Benchmark Replacement” and “SOFR Advances”;
(vii)    delete the words “Adjusted Term SOFR or” in the definition of “Term Benchmark” in Section 1.01;
(viii)    delete the word “Adjusted” in Section 3.05(2)(a) of the Existing Credit Agreement; and
(ix)    delete the word “Adjusted” in Section 3.05(2)(b) of the Existing Credit Agreement.

(b)    Section 2.03 of the Existing Credit Agreement is hereby amended by deleting such section and replacing it with the following:
“The Borrower shall use the proceeds of the Borrowing under the Term Loan Facility on the Third Amendment Effective Date to repay the Existing Term Loans.”.
(c)    Section 2.06 of the Existing Credit Agreement shall be amended on the Amendment Date by replacing the words “provided that, if, during the period beginning on the Second Amendment Effective Date and ending on the date that is six months after the Second Amendment Effective Date, the Borrower” with the words “provided that, if, during the period beginning on the Third Amendment Effective Date and ending on the date that is six months after the Third Amendment Effective Date, the Borrower”.
(d)    Section 6.01(15)(c)(i) of the Existing Credit Agreement is hereby replaced in its entirety with the following:
“(i)    [Reserved].”.

(e)    Section 6.01(15)(c)(ii) of the Existing Credit Agreement is hereby replaced in its entirety with the following:
“(ii)    The Administrative Agent may (or may request that the Collateral Agent), at any time during the continuance of an Event of Default, request that each U.S. Grantor instruct each Person obligated at any time to make any payment to such U.S. Grantor for any reason (an “Obligor”) to make such payment to the Collateral Account, except that such U.S. Grantor shall not be under such obligation with respect to Persons (A) making payments to the Collateral Account as of the date hereof, (B) making payments to such U.S. Grantor of less than U.S. $250,000 a year in the aggregate, or (C) making payments to accounts not purported to be subject to the security of the Guaranteed Parties in accordance with this Agreement, if any.”.
(f)    Section 6.01(15)(c)(iii) of the Existing Credit Agreement is hereby replaced in its entirety with the following:
“(iii)    [Reserved].”.

(g)    Section 6.01(15)(c)(iv) of the Existing Credit Agreement is hereby replaced in its entirety with the following:
“(iv)    [Reserved].”.
(h)    Schedule 4 to the Existing Credit Agreement shall be amended and restated in its entirety on the Amendment Date as set forth in Annex I hereto.
(i)    The Lenders party hereto (or party to a 2024 Replacement Term Loan Consent) waive the payment of any breakage loss, costs or expense arising under Section 8.01(2) of the Existing Credit Agreement in connection with the repayment of the Existing Term Loans on the Amendment Date.

ARTICLE II
2024 REPLACEMENT TERM LOANS
SECTION 2.01    2024 Replacement Term Loans.
(a)Subject to the terms and conditions set forth herein, each of the 2024 Additional Replacement Term Lenders agrees to make 2024 Additional Replacement Term Loans to the Borrower on the Amendment Date in a principal amount not to exceed its 2024 Additional Replacement Term Loan Commitment. The Borrower shall prepay in full all Existing Term Loans of each 2024 Replacement Term Loan Non-Exchanging Lender with the proceeds of the 2024 Additional Replacement Term Loans. Unless previously terminated, the 2024 Additional Replacement Term Loan Commitments shall terminate at 11:59 p.m., New York City time, on the Amendment Date.
(b)Subject to the terms and conditions set forth herein, each 2024 Replacement Term Loan Cashless Settlement Option Lender hereby agrees that its Existing Term Loans will be automatically exchanged for 2024 Replacement Term Loans in an aggregate amount equal to the Existing Term Loans exchanged by such 2024 Replacement Term Loans Cashless Settlement Option Lender on the Amendment Date (or a lesser amount allocated to such Lender by the 2024 Refinancing Arranger in consultation with the Borrower on or prior to the Amendment Date).
(c)Upon satisfaction of the conditions precedent in ARTICLE IV and the funding of the 2024 Additional Replacement Term Loans on the Amendment Date, and notwithstanding anything to the contrary contained in the Existing Credit Agreement, the Borrower’s obligations in respect of Existing
Term Loans in respect to any Existing Term Lender shall be deemed to have been satisfied.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
To induce the other parties hereto to enter into this Amendment and perform their respective obligations hereunder, each Loan Party hereby represents and warrants to the Agent and each of the Lenders that:
SECTION 3.01    Authorization. Each Loan Party has all requisite corporate or other power and authority to enter into and perform its obligations under this Amendment. The execution and delivery of this Amendment by each Loan Party and the performance by each such Loan Party of its respective obligations hereunder have been duly authorized by all necessary corporate, partnership or analogous action.
SECTION 3.02    No Conflict. The execution and delivery of this Amendment by each Loan Party, and the performance by each Loan Party of its respective obligations hereunder, and compliance with the terms, conditions and provisions hereof, will not (a) conflict with or result in a breach of any of the terms, conditions or provisions of (i) its constating documents or by-laws, (ii) any Law, (iii) any material contractual restriction binding on or affecting it or its properties, or (iv) any judgment, injunction, determination or award which is binding on it; or (b) result in, require or permit (i) the imposition of any Encumbrance in, on or with respect to the Assets now owned or hereafter acquired by it (other than pursuant to the Security Documents or which is a Permitted Encumbrance), (ii) the acceleration of the maturity of any material Debt binding on or affecting it, or (iii) any third party to terminate or acquire any rights materially adverse to the applicable Loan Party under any Material Agreement except where in each case such conflict, result, requirement or permission would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.03    Binding Effect. This Amendment has been duly executed and delivered by each Loan Party and constitutes legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with its terms, subject only to any limitation under Laws relating to (a) bankruptcy, insolvency, reorganization, moratorium or creditors’ rights generally; and (b) general equitable principles including the discretion that a court may exercise in the granting of equitable remedies.
SECTION 3.04    Representations and Warranties. The representations and warranties contained in Article 5 of the Existing Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.
SECTION 3.05    No Default. No event has occurred and is continuing that would constitute a Default or an Event of Default.
ARTICLE IV
EFFECTIVENESS OF THIS AMENDMENT
SECTION 4.01    Conditions. This Amendment (including the amendments set forth in ARTICLE I) and the obligations of the 2024 Replacement Term Lenders to make 2024 Replacement Term Loans shall become effective when all of the conditions set forth in this ARTICLE IV shall have been satisfied or waived in accordance with Section 16.01 of the Existing Credit Agreement (the date such conditions are satisfied or waived, the “Amendment Date”):
(a)The Agent (or its counsel) shall have received (i) from each 2024 Replacement Term Loan Exchange Lender, each 2024 Post-Closing Option Lender and each 2024 Additional Replacement Term Lender, (ii) from Lenders that constitute Majority Lenders and (ii) from each of the Loan Parties, either (x) a counterpart of this Amendment signed on behalf of such party (or a 2024 Replacement Term Loan Consent) or (y) written evidence reasonably satisfactory to the Agent (which may include delivery of a signed signature page of this Amendment by facsimile or other means of electronic transmission (e.g., “pdf”) that such party has signed a counterpart of this Amendment (or a 2024 Replacement Term Loan Consent).
(b)The Agent shall have received from the Loan Parties a certified copy of (i) the charter documents and by-laws (or equivalent governing documents) of each Loan Party organized in Canada, the United States of America or the United Kingdom (each, an “Applicable Loan Party”); (ii) the resolutions of the board of directors (or any duly authorized committee or other governing body thereof) or of the shareholders, as the case may be, of each Applicable Loan Party approving the repricing of the Term Loans and other matters provided for in this Amendment and approving the entering into of all other related Credit Documents to which they are a party and the completion of all transactions contemplated thereunder; (iii) all other instruments evidencing necessary corporate, company or partnership action of each Applicable Loan Party and of any required Authorization with respect to such matters; and (iv) certifying the names and true signatures of its officers authorized to sign this Amendment and the other Credit Documents manually or by mechanical means; provided that, a certificate from each such Applicable Loan Party certifying that there have been no changes to any of the foregoing items or matters since the date of the last certified copies thereof delivered by such Applicable Loan Party in connection with the Existing Credit Agreement shall be deemed to satisfy the condition in this Section 4.01(b).
(c)The Agent shall have received a certificate of status, compliance, good standing or like certificate with respect to each Applicable Loan Party issued by the appropriate government official in the jurisdiction of its incorporation or organization.

(d)Each of the representations and warranties contained in ARTICLE III above shall be true and correct.
(e)The Agent shall have received a certificate, dated as of the Amendment Date and signed by a Responsible Officer of the Borrower, confirming the accuracy of the representations and warranties set forth in ARTICLE III.
(f)The Agent shall have received, to the extent invoiced at least three Business Days prior to the Amendment Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (but excluding any fees, charges and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP) required to be reimbursed or paid by the Loan Parties hereunder or under any Credit Document on or prior to the Amendment Date (which amounts may be offset against the proceeds of the Term Loans made hereunder).
(g)The Borrower shall have paid to the Agent, for the ratable account of the Existing Term Lenders immediately prior to Amendment Date, simultaneously with the making of the 2024 Replacement Term Loans, all accrued and unpaid interest on their respective Existing Term Loans to, but not including, the Amendment Effective Date.
(h)the Administrative Agent shall have received reasonably satisfactory opinions of (i) Morris, Nichols, Arsht & Tunnell LLP, special Delaware counsel to the Loan Parties, (ii) Osler, Hoskin & Harcourt LLP, special Ontario counsel to the Loan Parties, (iii) Stewart McKelvey, special Nova Scotia counsel to the Loan Parties, and (iv) Cleary Gottlieb Steen & Hamilton LLP, special New York and United Kingdom counsel to the Loan Parties, in each case as is relevant to confirm, inter alia, corporate existence, due authorization, non-contravention of other Debt of any Loan Party or any of its Subsidiaries (other than Exempt Immaterial Subsidiaries) which is outstanding in an aggregate principal amount exceeding $125,000,000, execution by the Applicable Loan Parties and enforceability of the Amendment, and the validity and perfection of the Encumbrances created under the applicable Credit Documents after giving effect to this Amendment.
(i)The Administrative Agent shall have received a certificate, dated as of the Amendment Date and signed by a Financial Officer of Open Text attesting to the Solvency of Open Text and its Subsidiaries, taken as a whole.
(j)The Agent shall have received an Accommodation Notice for the Accommodation occurring on the Amendment Effective Date in accordance with the delivery requirements under Section 3.02 of the Existing Credit Agreement (or such later time as may be agreed by the Agent in its discretion).
ARTICLE V
     POST-CLOSING OBLIGATIONS
SECTION 5.01    Post-Closing Obligations. On or prior to the date that is three Business Days following the Amendment Date, the Borrower shall have paid to the Agent all fees payable thereto or to each applicable 2024 Refinancing Arranger or any 2024 Replacement Term Lender.
ARTICLE VI
MISCELLANEOUS
SECTION 6.01    Notices. All notices hereunder shall be given in accordance with the provisions of Section 13.01 of the Existing Credit Agreement.

SECTION 6.02    Effect of This Amendment; No Duties of 2024 Refinancing Arrangers. On and after the Amendment Date, each reference to the Credit Agreement in any Credit Document shall be deemed to be a reference to the Existing Credit Agreement as amended by this Amendment. This Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents. Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any Lender, the Agent, any other Guaranteed Party or any Loan Party under the Credit Agreement or any other Credit Document and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in any Credit Document. This Amendment and all other Credit Documents and other agreements and instruments executed and delivered herewith do not constitute a novation or termination of the Obligations (under and as defined in the Existing Credit Agreement) and the other Credit Documents as in effect prior to the Amendment Date, and such Obligations are in all respects continuing with only the terms being modified as provided in this Amendment. The Credit Agreement and each of the other Credit Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. All rights, benefits, interests, duties, liabilities and obligations of the parties to the Security Documents are hereby confirmed and continued by this Amendment and continue to secure, apply and extend to all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by the Loan Parties to the Collateral Agent for the benefit of the Secured Creditors (as defined in the Security Documents), or any one or more of them, in any currency, under, in connection with or pursuant to the Credit Documents. Without limitation of the foregoing, all security interests, pledges, assignments and other Encumbrances previously granted by any Guarantor, as a Grantor, pursuant to the Security Documents are confirmed and continued by this Amendment, and all such security interests, pledges, assignments and other Encumbrances shall remain in full force and effect as security for all obligations thereunder with no change in the priority applicable thereto, in each case, subject only to Encumbrances permitted under the Credit Documents, to the extent provided therein. Anything herein to the contrary notwithstanding, neither the 2024 Refinancing Arrangers nor holders of similar titles, if any, specified in this Amendment shall have any powers, duties or responsibilities under this Amendment, the Credit Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent or a Lender hereunder or thereunder.

SECTION 6.03    Counterparts; Integration; Effectiveness; Electronic Execution. This Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution”, “signed”, “signature”, and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any Law, including Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario) and other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be.
SECTION 6.04    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in that Province.

SECTION 6.05    Headings. Section headings are for convenience of reference only and shall not affect the interpretation of this Amendment.
SECTION 6.06    Interest Periods. The 2024 Replacement Term Loans will initially be SOFR Advances having Interest Periods ending on the same date as the Interest Period applicable to the Existing Term Loans outstanding immediately prior to the Amendment Date.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date and year first above written.

OPEN TEXT CORPORATION, as Borrower

By:    /s/     Madhu Ranganathan
Name:    Madhu Ranganathan
Title:    President, Chief Financial Officer and Corporate
        Development

GXS, INC.
GXS INTERNATIONAL, INC.
OPEN TEXT CANADA LTD.
OPEN TEXT HOLDINGS, INC.
OPEN TEXT INC.
OPEN TEXT SA ULC
VIGNETTE PARTNERSHIP, LP, by its general partner, OPEN TEXT CANADA LTD.
OPEN TEXT CANADA INTERNATIONAL INVESTMENTS ULC
OPEN TEXT US ACQUISITION HOLDINGS, LLC
OPEN TEXT US INVESTMENTS HOLDINGS, LLC
MICRO FOCUS LLC, each as a Guarantor

By:    /s/     Madhu Ranganathan
Name:    Madhu Ranganathan
Title:    President and Treasurer

OPEN TEXT (BARBADOS) INVESTMENTS SRL, as a Guarantor

By:    /s/ Daniel J. VanDerWerff
Name:    Daniel J. VanDerWerff
Title:    Authorized Signatory

OPEN TEXT UK INVESTMENTS INTERNATIONAL HOLDINGS LIMITED
OPEN TEXT UK INVESTMENTS INTERNATIONAL LIMITED
OPEN TEXT UK INVESTMENTS LIMITED
OPEN TEXT UK INVESTMENTS GLOBAL HOLDINGS LIMITED
OPEN TEXT UK HOLDING LIMITED
MICRO FOCUS INTERNATIONAL LIMITED
MICRO FOCUS IP DEVELOPMENT LIMITED, each as a Guarantor

By:    /s/ Christian Waida
Name:    Christian Waida
Title:    Director

OPEN TEXT CAYMAN INTERNATIONAL INVESTMENTS LIMITED
OPEN TEXT CAYMAN INVESTMENTS LIMITED, each as a Guarantor

By:    /s/ Daniel J. VanDerWerff
Name:    Daniel J. VanDerWerff
Title:    Director

BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent

By:    /s/ Kristian Rathbone
Name:    Kristian Rathbone
Title:    Managing Director

BARCLAYS BANK PLC, as a 2024 Replacement Term Lender

By:    /s/ Kristian Rathbone
Name:    Kristian Rathbone
Title:    Managing Director

Lender Consents on file with the Administrative Agent

[Signature Page to Third Amendment to Credit Agreement]

Annex I
SCHEDULE 4
APPLICABLE MARGINS

SOFR Advances (per annum)	Base Rate Advances (per annum)
2.25%	1.25%

Annex II

2024 Additional Replacement Term Loan Commitments

On file with the Administrative Agent

Annex III
CONSENT TO THIRD AMENDMENT TO CREDIT AGREEMENT (EXISTING TERM LOANS)

CONSENT (this “Consent”) to the Third Amendment to Credit Agreement (the “Amendment”) by and among Open Text Corporation (the “Borrower”), each Guarantor, each Lender party thereto and Barclays Bank PLC, as administrative agent and collateral agent under the Existing Credit Agreement. Capitalized terms used in this Consent but not defined herein have the meanings assigned to such terms in the Amendment.

Existing Lenders of Term Loans. The undersigned Lender hereby irrevocably and unconditionally approves the Amendment and consents as follows (check ONE option):
Cashless Settlement Option
[ ] to exchange 100% of the outstanding principal amount of the Existing Term Loans held by such Lender for 2024 Replacement Term Loans in an equal principal amount (or such lesser amount allocated to such Lender by the 2024 Refinancing Arranger in consultation with the Borrower).

Post-Closing Settlement Option
[ ] to exchange 100% of the outstanding principal amount of the Existing Term Loans held by such Lender prepaid on the Amendment Date and purchase by assignment the principal amount of 2024 Replacement Term Loans committed to (or such lesser amount allocated to such Lender by the 2024 Refinancing Arranger in consultation with the Borrower) separately by the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be duly executed and delivered by a duly authorized officer.
, as a Lender By: Name: Title: If a second signature is necessary. By: Name: Title:
Name of Fund Manager (if any):
Current holding amount:	$